UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

UAS DRONE CORP.

(Exact name of registrant as specified in its charter)

NEVADA

47-3052410

(State of incorporation or organization)

 (I.R.S. Employer Identification No.)

420 Royal Palm Way

Suite 100

Palm Beach, Florida  33480

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered

 Name of each exchange on

which each class is to be registered

N/A

N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ X ]

Securities Act registration statement file number to which this form relates: 333-206561

Securities to be registered pursuant to Section 12(g) of the Act:

 Common Stock, par value $0.0001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

See the disclosure contained under the heading “Description of Securities to be Registered” of our registration statement on Form S-1, which was filed with the Securities and Exchange Commission (the “SEC”) on August 25, 2015 (SEC File No. 333-206561) and which is incorporated herein by reference.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

Exhibit No.

Description*

3.1

Articles of Incorporation

3.2

Bylaws

*  Each of these exhibits is incorporated herein by reference to the exhibit of the same number in our Registration Statement on Form S-1 (SEC File No. 333-206561) filed with the SEC on August 25, 2015.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UAS DRONE CORP.

Date:	9/3/15	By:	/s/ Chad Swan
Chad Swan
Chief Executive Officer